EARNINGS TO FIXED CHARGES
- -------------------------

EXCLUDING INTEREST ON DEPOSITS AS A
FIXED CHARGE
(IN THOUSANDS)                                      1993         1992         1991         1990         1989
                                               -------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                          464,226      321,244      231,211      181,393      207,828
                                               -------------------------------------------------------------------
FIXED CHARGES
INTEREST ON FED FUNDS PURCH
AND OTHER SHORT-TERM BORR                            62,367       73,348      119,787      194,418      195,436
INTEREST ON CAP LEASE OBLIG                           3,858        3,929        3,994        4,042        4,106
INTEREST ON LONG TERM DEBT                           36,905       30,601       27,248       28,113       29,421
INTEREST COMPONENT OF LEASES
(1/3 OF RENT EXPENSE)                                11,300       11,092        9,593        8,831        8,083
                                               -------------------------------------------------------------------
TOTAL FIXED CHARGES                                 114,430      118,970      160,622      235,404      237,046
                                               -------------------------------------------------------------------
EARNS BEFORE INC TAX AND
FIXED CHARGES                                       578,656      440,214      391,833      416,797      444,874
                                               ===================================================================
RATIO OF EARNINGS TO FIXED
CHARGES                                                5.06         3.70         2.44         1.77         1.88
                                               ===================================================================

INCLUDING INTEREST ON DEPOSITS AS A
FIXED CHARGE
(IN THOUSANDS)                                      1993         1992         1991         1990         1989
                                               -------------------------------------------------------------------
FIXED CHARGES, AS ABOVE                             114,430      118,970      160,622      235,404      237,046
INTEREST ON DEPOSITS                                528,844      629,655      850,086      860,577      846,078
                                               -------------------------------------------------------------------
TOTAL FIXED CHARGES                                 643,274      748,625    1,010,708    1,095,981    1,083,124
                                               -------------------------------------------------------------------
EARNS BEFORE INC TAX AND
FIXED CHARGES                                       578,656      440,214      391,833      416,797      444,874

INTEREST ON DEPOSITS                                528,844      629,655      850,086      860,577      846,078
                                               -------------------------------------------------------------------
EARNS BEFORE INC TAX AND
FIXED CHARGES                                     1,107,500    1,069,869    1,241,919    1,277,374    1,290,952
                                               ===================================================================
RATIO OF EARNINGS TO FIXED
CHARGES                                                1.72         1.43         1.23         1.17         1.19
                                               ===================================================================

EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
- ----------------------------------------------------------------

EXCLUDING INTEREST ON DEPOSITS AS A
FIXED CHARGE
(IN THOUSANDS)                                      1993         1992         1991         1990         1989
                                               -------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                          464,226      321,244      231,211      181,393      207,828
                                               -------------------------------------------------------------------
FIXED CHARGES
INTEREST ON FED FUNDS PURCH
AND OTHER SHORT-TERM BORR                            62,367       73,348      119,787      194,418      195,436
INTEREST ON CAP LEASE OBLIG                           3,858        3,929        3,994        4,042        4,106
INTEREST ON LONG TERM DEBT                           36,905       30,601       27,248       28,113       29,421
INTEREST COMPONENT OF LEASES
(1/3 OF RENT EXPENSE)                                11,300       11,092        9,593        8,831        8,083
                                               -------------------------------------------------------------------
TOTAL FIXED CHARGES                                 114,430      118,970      160,622      235,404      237,046

PREFERRED DIVIDENDS PRETAX                              131          133          135          147        3,398
                                               -------------------------------------------------------------------
TL FIXED CHGS & PREF DIV                            114,561      119,103      160,757      235,551      240,444
                                               -------------------------------------------------------------------
EARNS BEFORE INC TAX AND
FIXED CHARGES                                       578,656      440,214      391,833      416,797      444,874
                                               ===================================================================
RATIO OF EARNINGS TO FIXED
CHARGES & PREF DIV                                     5.05         3.70         2.44         1.77         1.85
                                               ===================================================================

INCLUDING INTEREST ON DEPOSITS AS A
FIXED CHARGE
(IN THOUSANDS)                                      1993         1992         1991         1990         1989
                                               -------------------------------------------------------------------
FIXED CHARGES, AS ABOVE                             114,430      118,970      160,622      235,404      237,046
INTEREST ON DEPOSITS                                528,844      629,655      850,086      860,577      846,078
                                               -------------------------------------------------------------------
TOTAL FIXED CHARGES                                 643,274      748,625    1,010,708    1,095,981    1,083,124

PREFERRED DIVIDENDS PRETAX                              131          133          135          147        3,398
                                               -------------------------------------------------------------------
TL FIXED CHGS & PREF DIV                            643,405      748,758    1,010,843    1,096,128    1,086,522
                                               -------------------------------------------------------------------
EARNS BEFORE INC TAX AND
FIXED CHARGES                                       578,656      440,214      391,833      416,797      444,874

INTEREST ON DEPOSITS                                528,844      629,655      850,086      860,577      846,078
                                               -------------------------------------------------------------------
EARNS BEFORE INC TAX AND
FIXED CHARGES                                     1,107,500    1,069,869    1,241,919    1,277,374    1,290,952
                                               ===================================================================
RATIO OF EARNINGS TO FIXED
CHARGES & PREF DIV                                     1.72         1.43         1.23         1.17         1.19
                                               ===================================================================